    As filed with the Securities and Exchange Commission on February 3, 1998

                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ALLIED CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Maryland                                    52-1081052
 -------------------------------          --------------------------------------
 (State or other jurisdiction of          (I.R.S. Employer Identification Number
 incorporation or organization)

        1666 K Street, N.W.
          Washington, D.C.                                  20006
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)

                  ALLIED CAPITAL CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)

     William L. Walton                 Copy to: Steven B. Boehm, Esq.
     Chief Executive Officer                    Sutherland, Asbill & Brennan LLP
     Allied Capital Corporation                 1275 Pennsylvania Avenue, N.W.
     1666 K Street, N.W.                        Suite 600
     Washington, D.C. 20006                     Washington, D.C.  20004-2415
     (202) 331-1112                             (202) 383-0176
(Name, address and telephone number
    of agent for service)


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / x /

CALCULATION OF REGISTRATION FEE
=========================================================================================================

       Title of                            Proposed Maximum       Proposed Maximum
   Securities to be      Amount to be     Offering Price Per     Aggregate Offering         Amount of
      Registered          Registered             Share                  Price            Registration Fee
---------------------------------------------------------------------------------------------------------
   Common Stock          6,250,000 (1)           22.071 (2)        $137,943,750 (2)     $40,693.41
=========================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Allied Capital Corporation Stock Option Plan as the result of a stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R.
Section 230.416(a).

(2) Included solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933 and is based upon the exercise price of stock options already granted under the Allied Capital Corporation Stock Option Plan and upon the average of the high and low prices per share of Allied Capital Corporation Common Stock on the Nasdaq National Market System on January 29, 1998 with respect to shares not yet subject to options granted under such Plan.

         This registration statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933, as amended and 17 C.F.R. Section 230.462.

                                     PART I

ITEM 1.  PLAN INFORMATION

         This Registration Statement relates to the registration of 6,250,000 shares of common stock, $0.0001 par value per share, of Allied Capital Corporation (formerly known as "Allied Capital Lending Corporation") (the "Registrant") reserved for issuance and delivery under the Allied Capital Corporation Stock Option Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933. Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 in reliance on Rule 428 of the Securities Act of 1933.

ITEM 2.  REGISTRANT INFORMATION

         The required statement is contained in the Prospectus for the Plan.


                                    PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant, Allied Capital Corporation, incorporates herein by reference the documents listed in (a) through (d) below:

         (a)     The Registrant's Annual Report on Form 10-K filed pursuant to
                 Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") for the fiscal year ended December 31, 1996;(1)

         (b) The Annual Report on Form 10-K of Allied Capital Corporation ("Allied I") filed pursuant to Section 13(a) or 15(d) of the 1934 Act for the fiscal year ended December 31, 1996(1);

         (c) The Annual Report on Form 10-K of Allied Capital Corporation II ("Allied II") filed pursuant to Section 13(a) or 15(d) of the 1934 Act for the fiscal year ended December 31, 1996(1);

         (d) The Annual Report on Form 10-K of Allied Capital Commercial Corporation ("Allied Commercial") filed pursuant to Section 13(a) or 15(d) of the 1934 Act for the fiscal year ended December 31, 1996(1);

         (e) The Annual Report on Form 10-K of Allied Capital Advisers, Inc. ("Advisers") filed pursuant to Section 13(a) or 15(d) of the 1934 Act for the fiscal year ended December 31, 1996(1);

         (f) All other reports of the Registrant and the Plan filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996;


--------------------

         (1) On December 31, 1997, Allied I, Allied Capital Corporation II, Allied Capital Commercial Corporation and Allied Capital Advisers, Inc. merged with and into the Registrant. In conjunction with the Merger, the Registrant changed its name from "Allied Capital Lending Corporation" to "Allied Capital Corporation."

         (g) All other reports of Allied I filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996;

         (h) All other reports of Allied II filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996;

         (i)     All other reports of Allied Commercial filed pursuant to
                 Section 13(a) or 15(d) of the 1934 Act since December 31,
                 1996;

         (j) All other reports of Advisers filed pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996;

         (k) The description of the Registrant's common stock contained in the registration statement on Form 8-A filed on the Registrant's behalf on November 12, 1993, as such description may be modified by the changes to the Registrant's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") that are discussed in the Registrant's registration statement on Form N-14 (Registration No. 333-36459) filed on the Registrant's behalf with the Commission on September 26, 1997 (the "N-14 Registration Statement") and set forth in the Articles of Merger attached as Appendix B to the joint proxy statement/prospectus contained in the N-14 Registration Statement; and

         (l)     The N-14 Registration Statement.

         All reports and documents filed with the Commission by the Registrant subsequent to the date of this registration statement pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of those documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         The securities being registered are shares of the Registrant's common stock.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The corporation law of the State of Maryland, under which the Registrant is incorporated, permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to a corporation and its stockholders for money damages, subject to specified restrictions. The law does not, however, allow the liability of directors and officers to a corporation or its stockholders to be limited to the extent that: (1) it is proved that the person actually received an improper benefit or profit from the transactions or matter at issue; or (2) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Registrant contain a provision limiting the liability of its directors and officers to the Registrant and its shareholders to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and as limited by the Investment Company Act of 1940, as amended (the "1940 Act").

         The Maryland corporation law also permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they have been made a party by reason of their service in those or other capacities unless it is established that the act or omissions of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Maryland corporation law also provides that where such a proceeding is one by or in the right of the corporation, indemnification may not be made in respect of such proceeding in which the officer or director shall have been adjudged liable to the corporation. The Registrant's Articles of Incorporation, as amended by Articles of Merger filed with the Maryland State Department of Assessments and Taxation that became effective on December 31, 1997, provide that the Registrant shall indemnify its directors and officers to the full extent permitted from time to time by the General Laws of the State of Maryland, provided, however, that such indemnification is limited by the 1940 Act or by any valid rule, regulation or order of the Commission thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

         4       Allied Capital Corporation Stock Option Plan

         5       Opinion and Consent of Sutherland Asbill & Brennan LLP

         15      Omitted -- Not applicable

         23      (a)  Consent of Arthur Andersen LLP
                 (b)  Consents of Matthews, Carter and Boyce, P.C.
                 (c)  Consent of Counsel -- See Exhibit 5

         24      Powers of Attorney (located in the signature page)

ITEM 9.  UNDERTAKINGS

         (a)     Rule 415 Offering.  The Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 21st day of January, 1998.

                                       ALLIED CAPITAL CORPORATION

                                       By: /s/ William L. Walton
                                           -------------------------------
                                           Name:  William L. Walton
                                           Title: Chairman, President, and
                                                  Chief Executive Officer

         Each officer or director whose signature appears below hereby appoints Joan M. Sweeney and Jon A. DeLuca, jointly and severally, his/her attorneys-in-fact, with power of substitution, for him/her in all capacities, to sign amendments and post-effective amendments to the Registration Statement of the Allied Capital Corporation Stock Option Plan and to file such amendments with exhibits with the Securities and Exchange Commission, hereby ratifying all that each attorney-in-fact may do or cause to be done by virtue of this power.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ William L. Walton                      Chairman, President, and          January 21, 1998
------------------------------             Chief Executive Officer
William L. Walton

/s/ Jon W. Barker                          Director                          January 21, 1998
------------------------------
Jon W. Barker

/s/ Eleanor Deane Bierbower                Director                          January 21, 1998
------------------------------
Eleanor Deane Bierbower

/s/ Brooks H. Browne                       Director                          January 25, 1998
------------------------------
Brooks H. Browne

/s/ Joseph A. Clorety III                  Director                          January 26, 1998
------------------------------
Joseph A. Clorety III

/s/ Swep T. Davis                          Director                          January 21, 1998
------------------------------
Swep T. Davis

/s/ John D. Firestone                      Director                          January 25, 1998
------------------------------
John D. Firestone

/s/ Robert V. Fleming, II                  Director                          January 21, 1998
------------------------------
Robert V. Fleming II

/s/ Michael I. Gallie                      Director                          January 24, 1998
------------------------------
Michael I. Gallie

/s/ Anthony T. Garcia                      Director                          January 21, 1998
------------------------------
Anthony T. Garcia

/s/ Lawrence I. Hebert                     Director                          January 21, 1998
------------------------------
Lawrence I. Hebert

/s/ Arthur H. Keeney III                   Director                          January 22, 1998
------------------------------
Arthur H. Keeney III

/s/ John I. Leahy                          Director                          January 21, 1998
------------------------------
John I. Leahy

/s/ Robert E. Long                         Director                          January 21, 1998
------------------------------
Robert E. Long

/s/ Robin B. Martin                        Director                          January 21, 1998
------------------------------
Robin B. Martin

/s/ Warren K. Montouri                     Director                          January 20, 1998
------------------------------
Warren K. Montouri

/s/ John D. Reilly                         Director                          January 21, 1998
------------------------------
John D. Reilly

/s/ Guy T. Steuart II                      Director                          January 21, 1998
------------------------------
Guy T. Steuart II

/s/ T. Murray Toomey                       Director                          January 21, 1998
------------------------------
T. Murray Toomey

/s/ Laura W. vanRoijen                     Director                          January 22, 1998
------------------------------
Laura W. vanRoijen

/s/ George C. Williams                     Director                          January 21, 1998
------------------------------
George C. Williams

/s/ Smith T. Wood                          Director                          January 21, 1998
------------------------------
Smith T. Wood

/s/ Jon A. DeLuca                          Principal, Treasurer              January 21, 1998
------------------------------             and Chief Financial
Jon A. DeLuca                              Officer (Principal
                                           Financial and Accounting Officer)

                                 EXHIBIT INDEX


Exhibit Number               Exhibit Name

    4                        Allied Capital Corporation Stock Option Plan

    5                        Opinion and consent of Sutherland Asbill &
                             Brennan LLP

    15                       Omitted -- Not applicable

    23                       (a)  Consent of Arthur Andersen LLP
                             (b)  Consents of Matthews, Carter and Boyce, P.C.
                             (c)  Consent of Counsel -- See Exhibit 5.

    24                       Powers of Attorney (located in the signature page)